UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Huntsman Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE	Media:	Investor Relations:
March 10, 2022	Gary Chapman	Ivan Marcuse
The Woodlands, TX	(281) 719-4324	(281) 719-4637
NYSE: HUN

Huntsman Mails Letter to Shareholders

Emphasizing Record Results and Continued Momentum

Urges Shareholders to Vote “FOR ALL” of Huntsman’s Highly Qualified Director
Nominees on the WHITE Proxy Card

THE WOODLANDS, TX – Huntsman Corporation (NYSE: HUN) today announced that it has mailed a letter to shareholders in connection with its upcoming Annual Meeting of Stockholders scheduled for March 25, 2022 (“Annual Meeting”) urging shareholders to vote the WHITE proxy card “FOR ALL” of Huntsman’s highly qualified directors standing for election. Stockholders of record as of February 1, 2022, will be entitled to vote at the meeting.

The letter can be found at voteforhuntsman.com or on the investor relations section of the Company’s website. The full text of the letter follows:

Dear Fellow Huntsman Shareholder:

We continue to meet shareholders in preparation for the Annual Meeting and have been gratified by your strong support for the Company, our refreshed Board, and management’s ‘value-over-volume’ strategy in the face of Starboard’s unnecessary and distracting proxy fight. We remain puzzled, like most of you, as to why we are even in this fight. Regardless, your Board and management team remain focused on what matters most – continuing to deliver to you record results and sustained momentum in 2022.

Starboard has inundated you with more than 350 pages and nearly a dozen misleading arguments dependent on incredibly outdated views of the Company in order to convince you to replace four integral members of your Board with their handpicked candidates. Our message to you is simple and fits on one page:

✓	We delivered you record results in 2021, and even increased guidance for Q1 2022

✓	Our stock is trading near its all-time high and you’ve enjoyed a substantial share price increase since our Investor Day in November 2021, beating our next best peer[1] by double digits

✓	We delivered you a five-year TSR of 98%, nearly 13% better than the S&P 500[2]

✓	We transformed our product portfolio to focus on higher-margin downstream, differentiated, and sustainable products and solutions

✓	We deleveraged our balance sheet, achieved an investment grade rating, and facilitated a shareholder-friendly balanced cash allocation

✓	We completed a substantial refreshment of our Board, adding eight new directors since 2018 who possess the right combination of experience, expertise, and diversity critical to oversee our transformed business

Rather than celebrate an incredibly well-timed investment and outstanding financial returns, Starboard wants you to put all our success at risk by electing their four nominees, none of whom have the relevant or incremental experience needed to oversee our transformed portfolio or ‘value-over-volume’ strategy. We’re asking you to protect your investment and vote against Starboard’s nominees.

Huntsman’s successes are the result of thoughtful strategic initiatives well executed by management and overseen by our Board. Every one of our initiatives predates Starboard’s investment in our stock and they have yet to offer a single suggestion we were not already doing. Instead, they want to replace four of our fit-for-purpose and fully refreshed Board members with nominees who have no relevant skills or experience in a proxy fight that is wasting Huntsman’s resources and putting your investment in harm’s way.

Reject Starboard and vote “FOR ALL” of Huntsman’s nominees listed on the WHITE proxy card.

Thank you for your continued support.

Peter Huntsman	Cynthia Egan
Chairman, President and CEO	Lead Director and Non-Executive Vice Chair

Advisors:

BofA Securities and Moelis & Company LLC are serving as financial advisors to Huntsman. Kirkland & Ellis LLP is serving as legal advisor to Huntsman.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2021 revenues of approximately $8 billion. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 70 manufacturing, R&D and operations facilities in approximately 30 countries and employ approximately 9,000 associates within our four distinct business divisions. For more information about Huntsman, please visit the company's website at www.huntsman.com.

1 Eastman Chemical Company

2 Timeframe of February 25, 2017, through February 25, 2022

Social Media:

Twitter: www.twitter.com/Huntsman_Corp
Facebook: www.facebook.com/huntsmancorp
LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, financial targets, strategies, future events, future revenue or performance, capital expenditures, plans or intentions relating to acquisitions, divestitures or strategic transactions, including the review of the Textile Effects Division, business trends and any other information that is not historical information. When used in this press release, the words "estimates," "expects," "anticipates," "likely," "projects," "outlook," "plans," "intends," "believes," "forecasts," "targets," or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company's operations, markets, products, prices and other factors as discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"). In addition, there can be no assurance that the review of the Textile Effects Division will result in one or more transactions or other strategic change or outcome. Significant risks and uncertainties may relate to, but are not limited to, ongoing impact of COVID-19 on our operations and financial results, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, timing of proposed transactions, reorganization or restructuring of the Company's operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company's businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Contacts:

Investors

Ivan Marcuse

VP, Investor Relations

Huntsman Corporation

(281) 719-4637

Or

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

(212) 750-5833

Media

Gary Chapman

Huntsman Corporation

(281) 719-4324

Or

Steve Frankel / Meaghan Repko / Clayton Erwin

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

March 10, 2022 Dear Fellow Huntsman Shareholder: We continue to meet shareholders in preparation for the Annual Meeting and have been gratified by your strong support for the Company, our refreshed Board, and management’s ‘value-over-volume’ strategy in the face of Starboard’s unnecessary and distracting proxy fight. We remain puzzled, like most of you, as to why we are even in this fight. Regardless, your Board and management team remain focused on what matters most – continuing to deliver to you record results and sustained momentum in 2022. Starboard has inundated you with more than 350 pages and nearly a dozen misleading arguments dependent on incredibly outdated views of the Company in order to convince you to replace four integral members of your Board with their handpicked candidates. Our message to you is simple and fits on one page: Rather than celebrate an incredibly well-timed investment and outstanding financial returns, Starboard wants you to put all our success at risk by electing their four nominees, none of whom have the relevant or incremental experience needed to oversee our transformed portfolio or ‘value-over-volume’ strategy. We’re asking you to protect your investment and vote against Starboard’s nominees. Huntsman’s successes are the result of thoughtful strategic initiatives well executed by management and overseen by our Board. Every one of our initiatives predates Starboard’s investment in our stock and they have yet to offer a single suggestion we were not already doing. Instead, they want to replace four of our fit-for-purpose and fully refreshed Board members with nominees who have no relevant skills or experience in a proxy fight that is wasting Huntsman’s resources and putting your investment in harm’s way. Reject Starboard and vote “FOR ALL” of Huntsman’s nominees listed on the WHITE proxy card. Thank you for your support. Sincerely, Peter Huntsman Cynthia Egan Chairman, President and Chief Executive Officer Lead Independent Director and Non-Executive Vice Chair We delivered you record results in 2021 and even increased guidance for Q1 2022 Our stock is trading near its all-time high and you’ve enjoyed a substantial share price increase since our Investor Day in November 2021, beating our next best peer1 by double digits We delivered you a five-year TSR of 98%, nearly 13% better than the S&P 5002 We transformed our product portfolio to focus on higher- margin downstream, differentiated, and sustainable products and solutions We deleveraged our balance sheet, achieved an investment grade rating, and facilitated a shareholder- friendly balanced cash allocation We completed a substantial refreshment of our Board, adding eight new directors since 2018 who possess the right combination of experience, expertise, and diversity critical to oversee our transformed business

Reject Starboard and vote “FOR ALL” of Huntsman’s nominees listed on the WHITE proxy card  1 Eastman Chemical Company 2 Timeframe of February 25, 2017 through February 25, 2022 Forward-Looking Statements This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, financial targets, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, divestitures or strategic transactions, including the review of the Textile Effects Division, business trends and any other information that is not historical information. When used in this communication, the words “estimates,” “expects,” “anticipates,” “likely,” “projects,” “outlook,” “plans,” “intends,” “believes,” “forecasts,” “targets,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward- looking statements. These forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company’s operations, markets, products, prices and other factors as discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). In addition, there can be no assurance that the review of the Textile Effects Division will result in one or more transactions or other strategic change or outcome. Significant risks and uncertainties may relate to, but are not limited to, ongoing impact of COVID-19 on our operations and financial results, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, timing of proposed transactions, reorganization or restructuring of the Company’s operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company’s businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. Please vote your shares by telephone or by Internet TODAY, by following the simple instructions on the WHITE proxy card. If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies: Innisfree M&A Incorporated Shareholders may call toll-free: 1 (877) 750-0926 Remember, please do not vote using any blue card you may receive from Starboard. Use only the WHITE proxy card to vote TODAY for all of Huntsman’s highly qualified director nominees.